AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 8, 2016, effective as of November 7, 2016 (this "Amendment"), is by and among Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement defined below ("Agent"), the Lenders party hereto, MGP Ingredients, Inc. ("Parent"), MGPI Processing, Inc. ("Processing"), MGPI Pipeline, Inc. ("Pipeline") and MGPI of Indiana, LLC ("Indiana"; Processing, Pipeline and Indiana are collectively referred to as "Borrowers").
W I T N E S S E T H:
WHEREAS, Agent, Lenders, Borrowers and Parent have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in that certain Third Amended and Restated Credit Agreement dated as of March 21, 2016 by and among Agent, Lenders, Borrowers and Parent (as amended, modified, supplemented, extended, renewed, restated or replaced, the "Credit Agreement") and the other Loan Documents;
WHEREAS, Borrowers have notified Agent and Lenders that Indiana has purchased from Queen City Whiskey, LLC ("Seller") certain of the assets of the George Remus and Imogene Remus brands pursuant to that certain Asset Purchase Agreement dated as of November 7, 2016 between Indiana and Seller (the "Remus Purchase Agreement");
WHEREAS, in connection with the foregoing, Borrowers have requested that Agent and Lenders amend various provisions of the Credit Agreement, all as hereafter provided, and the Agents and Lenders are willing to do so on the terms and conditions hereafter set forth.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Credit Agreement.
2.    Amendments. In reliance upon the representations and warranties of Parent and Borrowers set forth in Section 3 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below, the Credit Agreement is hereby amended as follows:
(a)    The definition of "Permitted Acquisition" set forth on Schedule 1.1 to the Credit Agreement is hereby amended by adding the following paragraph at the end thereof:
Notwithstanding anything to the contrary contained in the foregoing, the Remus Acquisition shall be deemed to be a Permitted Acquisition and the consideration paid in connection therewith (including, without limitation, the Remus Earn-outs) shall not be counted in the computation of the maximum amounts payable in connection with all Permitted Acquisitions set forth in clause (h) above.
(b)    Clause (f) of the definition of Permitted Indebtedness set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

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(f)    (i) Acquired Indebtedness in an amount not to exceed $250,000 outstanding at any one time and (ii) the Remus Earn-Outs in an aggregate amount not to exceed $600,000 (or such greater aggregate amount as Agent may approve in writing in its sole discretion),
(c)    Schedule 1.1 to the Credit Agreement is hereby amended to add the following defined terms in appropriate alphabetical order:
"First Amendment Effective Date" means November 7, 2016.
"Remus Acquisition" shall mean the purchase by Indiana from Queen City Whiskey, LLC of certain of the assets of the George Remus and Imogene Remus brands pursuant to the Remus Purchase Agreement. The Remus Acquisition shall be deemed to be a Permitted Acquisition for all purposes under the Agreement.
"Remus Earn-Outs" means the earn-outs owing by Indiana to Queen City Whiskey, LLC pursuant to Section 3.3 of the Remus Purchase Agreement.
"Remus Purchase Agreement" shall mean that certain Asset Purchase Agreement, dated as of November 7, 2016 between Indiana and Queen City Whiskey, LLC, as in effect on the First Amendment Effective Date.
3.    Representations and Warranties. Parent and Borrowers jointly and severally represent and warrant with and to Agent and Lenders as follows, which representation and warranties shall survive the execution and delivery hereof:
(a)    no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment;
(b)    this Amendment has been duly authorized, executed and delivered by all necessary corporate or limited liability company, as applicable, action on the part of each Loan Party which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Loan Party, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;
(c)    the execution, delivery and performance of this Amendment (i) are all within Parent's and each Borrower's corporate or limited liability company powers, as applicable, and (ii) are not in contravention of law or the terms of such Loan Party's certificate or articles of incorporation or formation, by laws, operating agreement, or other organizational documentation, or any indenture, agreement or undertaking to which such Loan Party is a party or by which such Loan Party or its property are bound; and
(d)    all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.
4.    Conditions Precedent. The amendments contained herein shall only be effective upon the prior or concurrent satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:
(a)    Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by Lenders, Parent and each Borrower;
(b)    Agent shall have received an executed copy of the Consent and Reaffirmation attached hereto, duly authorized, executed and delivered by Thunderbird Real Estate Holdings, LLC;
(c)    Agent shall have a fully executed copy of the Remus Purchase Agreement and all other material acquisition documents related thereto, in each case in form and substance satisfactory to Agent; and
(d)    No Default or Event of Default shall exist or have occurred and be continuing.
5.    Post-Closing Covenant. Within ten (10) Business Days of the date hereof (or such later date as Agent may agree in writing in its sole discretion), Parent and Borrowers will deliver to Agent executed intellectual property security agreements with respect to any registered intellectual property acquired by the Loan Parties pursuant to the Remus Acquisition, in form and substance satisfactory to Agent. Failure to satisfy the foregoing covenant within the time period specified therefor shall constitute an immediate Event of Default.
6.    Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and no Loan Party shall be entitled to any other or further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.
7.    Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.
8.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
9.    Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.
10.    Entire Agreement. This Amendment represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
11.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.
12.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender By: __________________________________ Name:________________________________ Title:_________________________________

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender By: ________________________________________ Name: _____________________________________ Its Authorized Signatory

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement

MGP INGREDIENTS, INC. By: __________________________________ Name:________________________________ Title:_________________________________
MGPI PIPELINE, INC. By: __________________________________ Name:________________________________ Title:_________________________________
MGPI PROCESSING, INC. By: __________________________________ Name:________________________________ Title:_________________________________
MGPI OF INDIANA, LLC By: __________________________________ Name:________________________________ Title:_________________________________

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement

CONSENT AND REAFFIRMATION

The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1 to Third Amended and Restated Credit Agreement (terms defined therein and used, but not otherwise defined herein shall have the meanings assigned to them therein); (ii) consents to Borrowers' and Parent's execution and delivery thereof; (iii) agrees to be bound by the terms of the Amendment, including Section 9 thereof; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Document to which the undersigned is a party and reaffirms that each such Loan Document is and shall continue to remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that Agent and Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned's acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of such Amendment.

THUNDERBIRD REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company By: _____________________________________ Title: ____________________________________